AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 13, 2004
                                            REGISTRATION NO.  333-112937

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                               IQ BIOMETRIX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              -------------------

        DELAWARE                                        76-0552098
(STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

                      39111 PASEO PADRE PARKWAY, SUITE 304
                            FREMONT, CALIFORNIA 94538
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                    AMENDED 2004 CONSULTANT COMPENSATION PLAN
                            (FULL TITLE OF THE PLANS)

                              -------------------

                                WILLIAM SCIGLIANO
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               IQ BIOMETRIX, INC.
                      39111 PASEO PADRE PARKWAY, SUITE 304
                            FREMONT, CALIFORNIA 94538
                                 (510) 795-2900
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              -------------------

                                    COPY TO:

                            ALISANDE M. ROZYNKO, ESQ.
                             THE CRONE LAW GROUP LLP
                         201 MISSION STREET, SUITE 1930
                             SAN FRANCISCO, CA 94105
                                 (415) 495-8900

                         CALCULATION OF REGISTRATION FEE

                              -------------------

                                                                      PROPOSED
                                                   AMOUNT              MAXIMUM             PROPOSED          AMOUNT OF
                                                   TO BE           OFFERING PRICE      MAXIMUM AGGREGATE   REGISTRATION
    TITLE OF SECURITIES TO BE REGISTERED         REGISTERED         PER SHARE(1)        OFFERING PRICE          FEE
    ------------------------------------         ----------         ------------        --------------          ---
Common Stock, $.01 par value                     1,000,000              $0.66              $660,000            83.62


(1) Estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee. Based on the average of the high and low prices per share of the Company's Common Stock as reported on the OTC Bulletin Board on October 6, 2004.

                               IQ BIOMETRIX, INC.
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM S-8

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 is being filed to reflect that on October 08, 2004, the Board of Directors of IQ Biometrix, Inc. ("IQB" or the "Company") amended the 2004 Consultant Compensation Plan as filed by the Company in an S-8 filed on February 18, 2004, file no. 333-112937, which is incorporated herein by reference, to increase the number of shares of Common Stock of IQB issuable thereunder from 1,000,000 to 2,000,000 shares.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.    INTEREST OF NAMED EXPERTS AND COUNSEL.

      The validity of the shares of the Registrant's Common Stock offered hereby is being passed upon for the Registrant by The Crone Law Group, LLP, counsel to the Registrant. Members of that firm currently own 125,000 shares of the Registrant's Common Stock and options to purchase 250,000 shares of the Registrant's Common Stock.

ITEM 8.    EXHIBITS

     EXHIBIT
     NUMBER                           DOCUMENT
     ------                           --------

      4.1   Registrant's Amended 2004 Consultant Compensation Plan

      5.1 Opinion of The Crone Law Group, as to legality of securities being registered

      23.1  Consent of Malone & Bailey LLP, Independent Auditors

      23.3  Consent of Counsel (contained in Exhibit 5.1)




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, IQ Biometrix, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fremont, State of California, on the 13th day of October, 2004.


IQ Biometrix, Inc.

 By: /s/   William Scigliano
    --------------------------
        WILLIAM SCIGLIANO
    PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                      TITLE                           DATE
                ---------                                      -----                           ----
     /s/    William Scigliano                  President and Chief Executive Officer      October 13, 2004
            -----------------                  and Chairman of the Board (Principal
            WILLIAM SCIGLIANO                  Executive Officer and Director)

       /s/    Michael Walsh                    Chief Financial Officer (Principal         October 13, 2004
            -----------------                  Accounting Officer)
              MICHAEL WALSH

      /s/    Daniel McKelvey
            -----------------                  Director                                   October 13, 2004
             DANIEL MCKELVEY

        /s/    Greg Micek                      Director                                   October 13, 2004
            -----------------
                GREG MICEK

                                                 INDEX TO EXHIBITS

     EXHIBIT
     NUMBER                           DOCUMENT
     ------                           --------

      4.1   Registrant's Amended 2004 Consultant Compensation Plan

      5.1 Opinion of The Crone Law Group, as to legality of securities being registered

      23.1  Consent of Malone & Bailey LLP, Independent Auditors

      23.3  Consent of Counsel (contained in Exhibit 5.1)